EXHIBIT 1

JOINT ACQUISITION STATEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:       September 16, 2011

HEALTHCOR MANAGEMENT, L.P., for itself

By: HealthCor Associates, LLC, its general partner

By: /s/ John H. Coghlin
Name: John H. Coghlin
Title: General Counsel

HEALTHCOR CAPITAL, L.P., for itself and as general partner on behalf of HEALTHCOR L.P.

By: HealthCor Group, LLC, its general partner

By: /s/ John H. Coghlin
Name: John H. Coghlin
Title: General Counsel

HEALTHCOR OFFSHORE GP, LLC, for itself and as general partner of behalf of HEALTHCOR OFFSHORE MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

By: /s/ John H. Coghlin
Name: John H. Coghlin
Title: General Counsel

HEALTHCOR HYBRID OFFSHORE GP, LLC, for itself and as general partner of behalf of HEALTHCOR HYBRID OFFSHORE MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

By: /s/ John H. Coghlin
Name: John H. Coghlin
Title: General Counsel

HEALTHCOR LONG MASTER GP, LLC, for itself and as general partner of behalf of HEALTHCOR LONG OFFSHORE MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

By: /s/ John H. Coghlin
Name: John H. Coghlin
Title: General Counsel

HEALTHCOR ASSOCIATES, LLC

By: /s/ John H. Coghlin
Name: John H. Coghlin
Title: General Counsel

HEALTHCOR GROUP, LLC

By: /s/ John H. Coghlin
Name: John H. Coghlin
Title: General Counsel

JOSEPH HEALEY, Individually

/s/ Joseph Healey

ARTHUR COHEN, Individually

/s/ Arthur Cohen